Exhibit 99.1

ELTOPRAZINE Selective 5HT1A/1B receptor partial agonist OTCQB: AMBS 1

2 This presentation contains “ forward - looking statements ” within the meaning of the “ safe - harbor ” provisions of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including changes from anticipated levels of sales, future international, national or regional economic and competitive conditions, changes in relationships with customers, access to capital, difficulties in developing and marketing new products and services, marketing existing products and services, customer acceptance of existing and new products and services and other factors. Accordingly, although the Company believes that the expectations reflected in such forward - looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. The Company has no obligation to update the forward - looking information contained in this presentation. Forward - Looking Statements

Eltoprazine: Value Proposition • Positive Ph2a Clinical Data : – L - Dopa Induced Dyskinesia (LID) in Parkinson’s patients: • Positive clinical data on LID without affecting L - Dopa activity • Pre - clinical and clinical data supporting expansion into non - motor symptoms including L - dopa induced psychosis and attention – ADHD: • Positive data on attention & hyperactivity/impulsivity in adults • Non - stimulant, non - scheduled drug with advantages over existing marketed products • Exceptional safety profile: – Administered to 682 humans (volunteers and patients) – Up to two years dosing studied by Solvay 3

Eltoprazine: Human Dosing Summary • Total number of male and female human subjects (patients & volunteers): N = 682 • Healthy male and female subjects: N = 306 – SAD N = 221 : dose range 0.5 to 30 mg – MAD N = 85 : 5 to 40 mg b.i.d. 5 days, 20 mg b.i.d. 16 days and up to 15 mg b.i.d. 20 days • Patients: N = 376 – Aggression & Schizophrenia: N = 307 patients – ADHD: N= 47 patients – PD - LID: N = 22 patients • Patient Doses used 2.5 to 60 mg daily (30 mg b.i.d.) • Maximum duration of patient dosing = 747 days (30 mg b.i.d.) • Patients with at least 8 weeks dosing: N = 262: doses 5 to 30 mg b.i.d • PD LID patients: N = 22 single doses of 2.5, 5 and 7.5 mg in a crossover design • Expected future doses in the range 5 to 15 mg daily 4

Eltoprazine: Regulatory History • Three regulatory submissions already open: • IND for ADHD with US - FDA • IND for CIAS with US - FDA • CTA for LID with MPA ( Sweden) • IND for PD - LID being submitted to Neurology Division of FDA • CTA for PD - LID being submitted to Europe • e - CTD format being used 5

Eltoprazine - Background • Selective 5HT 1A/1B receptor partial agonist • Evaluated in several large Phase II studies in more than 680 humans (volunteers & subjects) for periods up to 1 year at doses as high as 30 mg bid. • Good Safety Profile: – Repeat toxicity studies in rat and dog up to six months – Genotoxicity , reproductive & developmental toxicity studies complete with no significant safety pharmacology or tox findings – No effect on hERG, QT or cardiovascular activity – also in humans • Pharmacokinetics: – Plasma Half - life: ~ 8 hrs – Good oral bioavailability – No CYP inhibition & little CYP metabolism – Low binding to plasma proteins (< 15%) 6

Levodopa Induced Dyskinesia (LID) 7

• According to the Parkinson’s Disease Foundation, at least 1 million people in the US live with Parkinson’s Disease; 60,000 Americans are diagnosed with Parkinson's disease (PD) each year. • Approximately four million people worldwide are estimated to be living with Parkinson's disease. • The combined direct and indirect cost of Parkinson’s, including treatment, social security payments and lost income from inability to work, is estimated to be nearly $25 billion per year in the United States alone. Parkinson’s Disease Market 8

Levodopa Induced Dyskinesia (LID) 9 • Levodopa (L - Dopa) is widely recognized as the most effective treatment for motor symptoms of PD • Levodopa - induced dyskinesias (uncontrolled movements) are a disabling unwanted effect of long - term L - Dopa treatment in PD patients • 60 - 80% of PD patients suffer from this problem during the course of the disease • Only anti - dyskinetic medical treatment available today is Amantadine - only moderately effective and has low response rates • Initial demonstration of eltoprazine (5HT 1A/1B agonist) efficacy shown in rodent and primate models of LID and a Phase 2a study in PD - LID patients

Levodopa Induced Dyskinesia (LID) 10 • In moderate to advanced Parkinson’s patients, few dopamine terminals survive and L - Dopa is taken in by the serotonin terminals where it is converted to dopamine. • However, since the serotonin terminals do not have auto - regulatory feedback to control levels of dopamine, the excessive swings in dopamine levels caused by administration of L - Dopa cause dyskinetic movements. • Pharmacological blockade of serotonin neuron activity by 5 - HT 1A/1B agonists may provide the basis for effective treatment of L - DOPA - induced dyskinesias.

Eltoprazine: LID Rationale 11 • Normally, L - Dopa is taken up by dopamine terminals and converted into dopamine which is released in a controlled manner • As PD progresses & dopamine terminals are lost, L - Dopa is taken up by serotonin terminals • Lack of negative feedback on these serotinergic terminals for dopamine release causes excessive swings in dopamine levels, resulting in LID Carta et al, Brain, 2007 • Activation of pre - synaptic serotonin receptors by 5HT 1A/1B agonists controls dopamine release, thereby diminishing LID Eltoprazine

Eltoprazine LID Trial Data Recently Published in journal BRAIN 12

• Treatment Arms: Each patient underwent the following treatments: – Levodopa challenge dose + placebo (Baseline; Test session 1) – Levodopa challenge dose + 2.5 mg eltoprazine (randomized) – Levodopa challenge dose + 5 mg eltoprazine (randomized) – Levodopa challenge dose + 7.5 mg eltoprazine (randomized) – Levodopa challenge dose + placebo (randomized) • The tests were performed at weekly intervals to allow sufficient wash - out time • Video Taping and Assessment: – At each of the visits, patients were asked to perform tasks pertaining to the UPDRS - III and Dyskinesia scales prior to medication and at 30, 60, 90, 120, 150 and 180 minutes post - treatment and were video - taped. – Each video segment was rated by two independent raters; the mean value of the two ratings was used in the analysis. Trial Design (contd.) 13

Trial Profile 14

Serum Concentration of Eltoprazine 15 Hours S e r u m E l t o p r a z i n e ( n g / m l ) 0 1 2 3 4 0 5 10 15 20 25 2.5 mg 5 mg 7.5 mg Eltoprazine concentration in serum was measured in 12 patients at 2.5 mg, 5 mg and 7.5 mg. Data are presented as mean ± SD.

Demographics of study participants 16 Variable ITT population (n= 22 ) Age (years) 66 . 6 ( 8 . 8 ) Male/Female 16 ( 72 . 7% )/ 6 ( 27 . 3% ) Height (cm) 172 . 6 ( 10 . 1 ) Weight (kg) 69 . 9 ( 12 . 0 ) Caucasian 22 ( 100% ) Disease duration (years) 11 . 6 ( 3 . 1 ) Hoehn & Yahr stage 2 . 86 ( 0 . 44 ) Years of LIDs 3 . 41 ( 1 . 40 ) UPDRS IV - 32 1 . 86 ( 0 . 83 ) UPDRS IV - 33 1 . 68 ( 0 . 95 ) UPDRS IV - 34 0 . 91 ( 1 . 11 ) Dystonia 7 ( 31 . 8% ) Peak - dose dyskinesias 22 ( 100% ) L - dopa 22 ( 100% ) DA agonist 17 ( 77% ) MAOB - I 9 ( 41% ) COMT - I 15 ( 68% ) LED (mg) 1191 (495) Intention To Treat (ITT) study population. The measures are taken from the day of screening. For categorical variables; n (%) is presented. For continuous variables; mean (SD). LID severity is indicated by results from questions 32 - 34 of UPDRS pats IV, indicating duration, disability and painfulness of LIDs. L - dopa equivalent (LED) was calculated according to Tomlinson and co - workers (2010).

Effects of Eltoprazine on primary outcomes; CDRS AUC_{0-3} and UPDRS-III

Variable	Test Session 1 Placebo	Randomized Placebo	Eltoprazine 2.5 mg	Eltoprazine 5 mg	Eltoprazine 7.5 mg	Difference Randomized Placebo – Test Session 1 Placebo	Difference Eltoprazine 2.5 mg – Randomized Placebo	Difference Eltoprazine 5 mg – Randomized Placebo	Difference Eltoprazine 7.5 mg – Randomized Placebo
CDRS AUC_{0-3}	7.53 (2.90)	7.48 (2.71)	6.84 (2.63)	6.47 (2.20)	7.06 (2.35)	-0.04 (1.66) p=0.975	-0.64 (1.63) p=0.065	-0.102 (1.49) p=0.004 **	-0.043 (1.33) p=0.103
Change in UPDRS within test session	2.41 (4.85)	3.46 (5.76)	0.93 (8.08)	2.29 (6.04)	3.95 (5.84)	1.05 (4.04) p=0.272	-2.52 (9.11) p=0.053	-1.17 (6.62) p=0.156	0.49 (8.60) p=0.375

Dyskinesias assessed as mean CDRS AUC_{0-3}. and Change within test session of UPDRS-III. At each visit, the change in UPDRS-III was determined as the difference between the UPDRS-III score prior to any study medication and the highest UPDRS-III score post dosing for 3 hours. Differences in randomized placebo response to the test session placebo 1 and the dosages of eltoprazine when compared to randomized placebo are also presented. All data are from the ITT population (n=22). Data are presented as mean ± SD. ** p<0.01 using paired Wi1coxon Signed Rank Test.

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Effects of Eltoprazine on Secondary Outcome measures

Variable	Test Session 1 Placebo	Randomized Placebo	Eltoprazine 2.5 mg	Eltoprazine 5 mg	Eltoprazine 7.5 mg	Difference Randomized Placebo –Test Session 1 Placebo	Difference Eltoprazine 2.5 mg – Randomized Placebo	Difference Eltoprazine 5 mg – Randomized Placebo	Difference Eltoprazine 7.5 mg – Randomized Placebo
Maximum CDRS after study medication	9.02 (3.37)	9.73 (3.87)	8.91 (3.55)	8.59 (3.36)	9.11 (3.70)	0.71 (2.06) p=0.145	-0.82 (1.89) p=0.069	-1.14 (1.59) p=0.005**	-0.61 (1.53) p=0.077
RDRS AUC_{0-3}	1.73 (0.51)	1.67 (0.52)	1.65 (0.54)	1.53 (0.50)	1.65 (0.53)	-0.05 (0.29) p=0.521	-0.02 (0.19) p=0.615	-0.15 (0.23) p=0.003**	-0.03 (0.21) p=0.555
UPDRS-III AUC_{0-3}	22.7 (6.3)	22.2 (6.2)	22.7 (6.2)	22.5 (6.8)	22.6 (6.4)	-0.57 (3.41) p=0.826	0.49 (2.84) p=0.814	0.35 (3.14) p=0.988	0.45 (1.97) p=0.766
Highest UPDRS after study medication	26.5 (6.9)	25.0 (7.2)	26.3 (8.8)	27.8 (10.5)	26.4 (8.1)	-1.50 (5.34) p=0.342	1.30 (6.40) p=0.639	2.80 (8.51) p=0.388	1.35 (4.92) p=0.150
Difference in HADS-A prior and 3 hrs after study medication	-0.86 (0.94)	-0.50 (1.14)	-0.27 (1.39)	0.18 (1.30)	-0.14 (0.77)	0.36 (1.43) p=0.283	-0.14 (0.77) p=0.303	0.58 (1.91) p=0.044 *	0.36 (1.36) p=0.282
Difference in HADS-D prior and 3 hrs after study medication	-0.18 (1.10)	-0.05 (0.58)	-0.27 (0.99)	-0.18 (0.96)	0.09 (0.87)	0.14 (1.17) p=0.716	-0.23 (1.34) p=0.672	-0.14 (0.99) p=0.617	0.14 (1.17) p=0.716

Dyskinesia measures on maximum observed CDRS postdosing for 3 hours and mean RDRS AUC_{0-3}. Parkinsonian motor scores on UPDRS-III AUC_{0-3} as well as highest UPDRS part III postdosing for 3 hours. The difference in mood scores of HADS anxiety (HADS-A) and depression (HADS-D) prior to and postdosing for 3 hours. Differences in randomized placebo response to the test session placebo 1 and the dosages of eltoprazine when compared to randomized placebo are also presented. All measures are from the ITT population (n=22). Data are presented as mean ± SD. ** p<0.01; * p<0.05 using paired Wi1coxon Signed Rank Test.

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Post Hoc Analyses of CDRS AUC 0 - 3 and Peak Dose Dyskinesia Scores 19 (A) Ratio of Least Squares Geometric Means (Eltoprazine/Randomized Placebo) in CDRS AUC 0 - 3 . (B). Differences of Least Squares Means in peak dose CDRS (90 minutes post L - dopa) from Randomized Placebo. All measures are from the ITT population (n=22). * p<0.05. A. Dose of Eltoprazine Ratio of Least Squares Geometric Means CDRS AUC 0 - 3 (Eltoprazine/Randomized Placebo) Estimate Lower 95% CI Upper 95% CI p - value 2.5 mg 0.94 0.84 1.05 0.2709 5 mg 0.85 0.77 0.94 0.0027 * 7.5 mg 0.91 0.81 1.01 0.0827 B. Dose of Eltoprazine Difference in Least Squares Means Peak dose CDRS (Eltoprazine - Randomized Placebo) Estimate Lower 95% CI Upper 95% CI p - value 2.5 mg - 0.8178 - 1.8872 0.2517 0.1314 5 mg - 1.0186 - 1.9601 - 0.07702 0.0345 * 7.5 mg - 1.0533 - 2.0707 - 0.03580 0.0427 *

HADS – Anxiety & Depression Scores Difference from Placebo Mean ( SD) 2.5 mg - Test session 1 Placebo 5 mg - Test session 1 Placebo 7.5 mg - Test session 1 Placebo -0.056 (1.984) -0.778 (1.629) -0.056 (1.392) p=0.6960 p=0.0576 p=0.9146 0.500 (1.339) 0.444 (1.294) 0.667 (1.680) p=0.1489 p=0.2183 p=0.1406 0.556 (1.423) 1.22 (1.40) 0.722 (1.227) p=0.1112 p=0.0037 p=0.0283 Variable Difference from placebo (n=18) HADS Total score Anxiety pre-dose HADS Total score Anxiety 3h post-treatment Difference in HADS Total score Anxiety pre-dose to 3h post-treatment 20

Analysis of anxiety score • Clinical observations and double - blind studies (Zuardi, 5 - HT related drugs and Human Experimental Anxiety, Neuroscience and Behavioral Reviews, Vol. 14, pp: 507 - 510) demonstrate that there is a latency of several weeks for the anxiolytic effect of serotonin drugs to take place. • There is actually a bi - phasic effect – an acute anxiogenic effect, follewed by an anxiolytic effect after chronic use. • This is further corroborated by data from our ADHD clinical trial; the Profile of Moods Scale (POMS) showed a significant anxiolytic effect at the same dose ranges as the LID study after 14 days of dosing. 5mg bid 10mg bid Overall POMS Score 0.006 0.972 Tension/Anxiety Score 0.046 0.972 Anger/Hostility Score <0.001 0.036 Difference from placebo (p-values) 21

Forthcoming Eltoprazine Phase 2 study 22 • Double - blind placebo - controlled, dose range finding study • Expert PD centers in US and EU • Trial initiation planned for Q1 2015, First Patient in early Q2 2015 • Evaluation of dose response effect of chronic dosing on safety, tolerability and dyskinesia severity using state - of - the - art rating scales, diaries and motion sensors • PK and PD relationship will be evaluated to guide late stage development in this indication, including optimisation of the formulation

PD - LID Study: Eltodys 09 23 Single dose placebo - controlled 4 - way crossover study of acute treatment of LID following levodopa challenge in 22 patients with PD LID. Doses used 2.5, 5 and 7.5 mg. 0 5 10 15 20 25 30 0 2 4 6 8 Eltoprazine Conc. (ng/mL) Time (hrs) 2.5 mg (Healthy) 5 mg (Healthy) 10 mg (Healthy) 2.5 mg (PD) 5 mg (PD) 7.5 mg (PD) 0 200 400 600 800 1000 1200 0 1 2 3 4 5 6 Sinemet (100/25mg) concentration (ng/mL) Time (hr) ▪ Eltoprazine has linear PK with Cmax at approximately, 2.3 hours and a t ½ of around 7 hours ▪ Inter - individual variability is low ▪ PK in PD patients was similar to that seen in healthy subjects

Morning loading dose followed by midday top up – total daily dose of 10 or 15 mg 24 Loading dose followed by smaller top up dose(s) can optimise daytime exposure while minimising dose. Consider bi - or tri - layer tablet

Eltoprazine Conclusions 25 x Pre - clinical data identified human equivalent effective daily doses of between 3 and 30 mg and plasma concentrations of 9 to 17 ng/ml x Consistent with the animal data, clinical data suggest effective daily doses of 5 to 10 mg with a desired daytime plasma concentration in the range of 10 to 30 ng/ml x PK modeling demonstrates a variety of dosing combinations which could achieve the target daytime plasma concentration range x Orally - administered eltoprazine has favorable PK and galenic characteristics that lend themselves to creating an oral formulation, that could optimize the daily exposure profile with a single daily dose of eltoprazine x The results of the Phase 2 PD - LID trial in 2015 will enhance the understanding of the efficacy of eltoprazine and enable further development of the optimal formulation for the treatment of PD - LID and ADHD for use in pivotal efficacy studies

ADHD 26

Competitive Advantage of Eltoprazine

Drug Class	Potential Liabilities	Source	Eltoprazine
Psycho-stimulants (amphetamines & methylphenidates)	Abuse Liability	NIDA Testimony, July 26, 2006	Not expected
	Stunted growth in children	Journal of American Academy of Child & Adolescent Psychiatry, August 2007	Not expected
	Black box warning for adverse cardiovascular events	FDA Press Release dated Feb 21, 2007 (Appendix I)	No clinically meaningful changes in QTc in humans to date
Strattera (Atomoxetine)	Black box warning for adverse cardiovascular and psychiatric events (suicidal ideation)	FDA Press Release dated Feb 21, 2007 (Appendix I)	No indication of cardiovascular events ot suicidal ideation to date
	Poor metabolizers (PMs) of CYP2D6 have a 10-fold higher AUC and a 5-fold higher peak concentration to a given dose of atomoxetine as compared with extensive metabolizers (EMs). The higher blood levels in PMs leads to a higher rate of some adverse effects of the drug.	Straterra Package Insert	No CYP Inhibition or metabolism by CYP2D6 and other cytochrome P450 isoforms
Intuniv (Guanfacine)	Research has shown that the potent 5HT2B agonism could potentially lead to cardiac valvulopathy	Huang,X-P, et al., Molecular Pharmacology Fast Forward, July 1, 2009	Antagonist at the 5HT2B receptor
	Potent alpha2A adrenergic agonist- could potentially cause low blood pressure/reduced heart rate	Intuniv Package Insert	No binding to alpha2A receptor

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Eltoprazine Resembles ADHD Treatments 28 Alexandrov et al: Eur Journal Pharmacology 750, 82 - 89 (Jan 2015)

Clinical Data – Adults ADHD 29

Phase - II ADHD Trial: Study Overview Study Design Double-blind, placebo-controlled, multiple-dose, cross-over Primary Objective Compare the doses of two doses of eltoprazine on symptoms of ADHD in adults. Primary efficacy parameter is the Attention Deficit/Hyperactivity Rating Scale (ADHD-RS-IV) Secondary Objective • Compare the effects of eltoprazine versus placebo on the Connors Continuous Performance Test (CPT) and Clinical Global Improvement Scale (CGI-I) • To assess the safety and tolerability of multiple doses of eltoprazine Subjects 47 subjects randomized, 36 completed Key Inclusion Criteria • ADHD-RS-IV score of at least 35 at baseline and screening • CGI score of 4 or greater at baseline and screening Key Exclusion Criteria • Any other psychiatric disorder including depression, bipolar disorder and schizophrenia • Taking any psychotropic medication on a regular basis, other than non-5HT1A anxiolytics 30

Original Study Design patients tested using ADHD Rating Scale Version IV (ADHD - RS - IV) at these points Week: 0 1 2 3 4 5 6 Sequence 1 Washout 5 mg 5 mg placebo placebo 10 mg 10 mg Sequence 2 Washout 10 mg 10 mg placebo placebo 5 mg 5 mg The original protocol randomized patients into either the 5 mg bid or 10 mg bid for a period of two weeks 31

Original Study Design Discontinuations due to AEs * Subject No. Dose (mg/day) Days on Drug Adverse Event (MedDRA Terms) 01-05 5 7 Fatigue Fatigue Dizziness Nausea Dizziness Asthenia Dizziness Nausea Abdominal pain upper Fatigue Nightmare03-09 10 4 03-01 10 8 03-07 10 7 03-03 10 5 Original Protocol * Five subjects dropped out; 4/5 of the drop - outs were in the high dose (10mg) group 32

Amended Study Design Week 0 1 2 3 4 5 6 Group 1 Washout 5 mg 5 mg Placebo Placebo 5 mg 10 mg Group 2 Washout 5 mg 10 mg Placebo Placebo 5 mg 5 mg patients tested using ADHD Rating Scale Version IV (ADHD - RS - IV) at these points The protocol was amended such that patients randomized to the high dose group were dose titrated to receive 5 mg bid during the first week of the two week treatment period and 10 mg bid during the second week . This reduced drop - outs due to AE’s significantly (as shown on the next slide) 33

Amended Study Design Discontinuations due to AEs Subject No. Dose (mg/day) Days on Drug Adverse Event (MedDRA Terms) 03-17 5 9 Heart rate increased 01-12 10 8 Hypoaesthesia 02-02 5 7 Sinus bradycardia with competing junctional rhythm Nausea Abdominal pain upper Constipation Amended Protocol 04-11 5 6 * * * - Relationship to drug treatment unlikely 34

ADHD - RS - IV Total Score Change from baseline in total ADHD score compared to placebo (p - values) • Magnitude of drug effect comparable to stimulants • Magnitude of placebo effect higher in this trial than in other ADHD trials • Response rates in this trial comparable to those in other studies in both the ADHD - RS - IV and the CGI - I scores 5mg bid 10mg bid Placebo N=38 N=37 N=38 Baseline Score 42.4 42.7 42.4 Post Treatment Score 24.5 25.3 28.8 Change from Baseline -17.9 (42%) -17.4 (41%) -13.6 (32%) Eltoprazine vs. Placebo p<0.003 p<0.037 % Responders ( ≥ 30% change) 61% 68% 55% 35

ADHD - RS - IV Sub - Scores Change from baseline in ADHD sub - scores compared to placebo (p - values) Inattention 5mg bid 10mg bid Placebo N=38 N=37 N=38 Baseline Score 23.8 23.8 23.8 Post Treatment Score 14.5 14.8 17 Change from Baseline -9.4 (39%) -9.0 (38%) -6.8 (29%) Eltoprazine vs. Placebo p<0.003 p<0.039 Hyperactivity/ 5mg bid 10mg bid Placebo Impulsivity N=38 N=37 N=38 Baseline Score 12.5 12.8 12.5 Post Treatment Score 6.6 7.2 8.1 Change from Baseline -5.9 (47%) -5.5 (43%) -4.4 (35%) Eltoprazine vs. Placebo p<0.014 p<0.084 36

Secondary and Safety Scales

- Secondary Scales:
  - Both the 5mg bid dose ($p < 0.023$) and 10mg bid dose ($p < 0.004$) showed statistical significance in the Clinical Global Improvement Score (CGI-I)
  - Profile of Moods Scale (POMS) also showed improvement

Difference from placebo (p-values)		
	5mg bid	**10mg bid**
Overall POMS Score	0.006	0.972
Tension/Anxiety Score	0.046	0.972
Anger/Hostility Score	<0.001	**0.036**

- Safety Scales:
  - No treatment related effects were seen in:
    - Abnormal Involuntary Movement Scale (AIMS)
    - Simpson Angus Scale (SAS)

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Comparison to Other ADHD Trials

Treatment	Subjects	Design	N	Placebo (% decrease from baseline)	Drug (% decrease from baseline)
Methylphenidate 1.1mg/kg/day	Adults	Parallel, 6 wk, placebo	146	15% (2 wk) 15% (6 wk)	34% (2 wk) 58% (6 wk)
OROS- MPH (max. 1.3 mg/kg/day)	Adults	Parallel, 6 wk, placebo	141	40% (2 wk) 40% (6 wk)	45% (2 wk) 57% (6 wk)
Buproprion XL	Adults	Parallel, 8 wk, placebo	162	19% (8 wk)	35% (8 wk)
Buproprion SR 362 mg/day	Adults	Parallel, 6 wk, placebo	40	24% (6 wk)	42% (6 wk)
Adderall XR (10-40 mg/kg/day)	Adolescent	Parallel, 4 wk, placebo	258	28% (8 wk)	41-60% (4 wk)
Modafinil 170-425 mg/kg/day	Children & Adolescents	Parallel, 9 wk, placebo	198	26% (2 wk) 34% (2 wk)	31% (9 wk) **ns** 52% (9 wk)
Modafinil 300 mg/day	Children	Parallel, 4 wk, placebo	223	7% (4 wk)	33% (4 wk)
Atomoxetine (1.2 mg/kg/day) & Atomoxetine (1.8 mg/kg/day)	Children & Adolescents	Parallel, 8 wk, placebo	44/84 44/85	16% (8 wk) 16% (8 wk)	36% (8 wk) 36% (8 wk)
Eltoprazine (5 mg/day) & Eltoprazine (10 mg/day)	Adults	Cross-over, placebo	38 37	32% 32%	42% 41%

The weighted average % change from baseline for placebo in the trials listed above is approximately 22% as compared to the higher placebo response of 32% in the PsychoGenics trial. However, the change from baseline for Eltoprazine is comparable to that of the other drugs.

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Response Rates - Comparison to other trials Response Rates – ADHD - RS - IV Response Rates – CGI - I Study Number of patients/ Duration and Design of Study Drug/Dose Improvement Cut-off Response Rates Spencer et al, 2002 147 / 12 weeks, parallel design Atomoxetine < 2 mg/kg ADHD-RS-IV ≥ 25% 64.0% Spencer et al, 2001 27 / 7weeks, cross-over design Mixed amphetamine salts, 54 mg ADHD-RS-IV ≥ 30% 70.0% Michelson et al, 2002171 / 6 weeks, parallel design Atomoxetine 1-1.5 mg/kg ADHD-RS-IV ≥ 25% 59.5% Kelsey et al, 2004 197 / 8 weeks, parallel design Atomoxetine 1-1.5 mg/kg ADHD-RS(P) ≥ 25% 62.7% PsychoGenics 36 / 2 weeks, cross-over design 5 mg/day ADHD-RS-IV ≥ 30% 61.0% 10 mg/day 68.0% Study Number of patients/ Duration and Design of Study Drug/Dose Improvement Cut-off Response Rates Kemner et al, 2005651 / 3 weeks, open-label OROS MPH, 37.8 mg CGI-I ≤ 2 68.6% Atomoxetine 1.08 mg/kg 52.8% Spencer et al, 200127 / 7 weeks, cross-over Mixed Amphetamine salts 54 mgCGI-I ≤ 2 66.7% PsychoGenics 36/ 2 weeks, cross-over 5 mg/day CGI-I ≤ 2 (very much improved) 39.5% 10 mg/day 40.5% PsychoGenics 36/ 2 weeks, cross-over 5 mg/day CGI-I ≤ 3 (some improvement) 68.4% 10 mg/day 81.1% 39